Exhibit 99.1

Press Contact:	Investor Contact:
Meghan Fintland	Kris Newton
NetApp	NetApp
1 408 822 1389	1 408 822 3312
meghan.fintland@netapp.com	kris.newton@netapp.com

NETAPP REPORTS FIRST QUARTER OF FISCAL YEAR 2016 RESULTS

Net Revenues of $1.34 Billion for the First Quarter

•	NetApp® clustered Data ONTAP® node shipments increased 114% year-over-year; 13th consecutive quarter of triple-digit growth.

•	All Flash FAS units grew 137% year-over-year; 5th consecutive quarter of triple-digit growth.

•	$484 million returned to shareholders in share repurchases and cash dividends.

Sunnyvale, Calif.—August 19, 2015—NetApp (NASDAQ: NTAP) today reported financial results for the first quarter of fiscal year 2016, ended July 31, 2015.

First Quarter Financial Results

Net revenues for the first quarter of fiscal year 2016 were $1.34 billion. GAAP net loss for the first quarter of fiscal year 2016 was $30 million, or $0.10 per share,1 compared to GAAP net income of $88 million, or $0.27 per share,2 for the comparable period of the prior year. Non-GAAP net income for the first quarter of fiscal year 2016 was $89 million, or $0.29 per share,3 compared to non-GAAP net income of $198 million, or $0.60 per share, for the comparable period of the prior year.

Cash, Cash Equivalents and Investments

NetApp ended the first quarter of fiscal year 2016 with $5.0 billion in total cash, cash equivalents and investments and generated $129 million in cash from operations. During the first quarter of fiscal year 2016, the Company returned $484 million to shareholders through share repurchases and a cash dividend.

The next dividend in the amount of $0.18 per share will be paid on October 21, 2015, to shareholders of record as of the close of business on October 9, 2015.

“The IT industry as a whole is going through fundamental change as enterprises transform themselves with digital capabilities. Data is at the heart of these transformations and where NetApp has a profoundly important role to play with our differentiated vision for data management,” said George Kurian, CEO. “Our first fiscal quarter marks the beginning of a new chapter for NetApp. In the next phase of our journey, we are pivoting to better address the changing industry, to improving our own execution and to enhancing value for our shareholders.”

Q2 Fiscal Year 2016 Outlook

The Company provided the following financial guidance for the second quarter of fiscal year 2016:

•	Net revenues are expected to be in the range of $1.40 billion to $1.50 billion.

•	GAAP earnings per share is expected to be in the range of $0.35 to $0.40 per share.

•	Non-GAAP earnings per share is expected to be in the range of $0.55 to $0.60 per share.

Business Highlights

•	NetApp Expands All Flash FAS Solutions to Support Seamless Data Movement from Flash to Disk to Cloud:

-
Delivers Most Complete All Flash Offering for the Enterprise. With the NetApp All Flash FAS8000 series, customers benefit from built-in data protection, multiprotocol support, scale-out performance, and seamless data movement from flash to disk to cloud. Other features include quality of service, multi-tenancy and NetApp’s best-in-class application integration for simplified configuration and management of SQL and Oracle databases, virtualized servers and VDI workloads.

-
Flash Essentials Innovations. The All Flash FAS products incorporate software optimizations derived from the NetApp advanced technology development lab. These innovations include a flash-optimized read data path, inline compression, and zero-based inline deduplication. Flash Essentials innovations are included in clustered Data ONTAP.

-
NetApp OnCommand® Performance Manager 2.0. The new software release gives users a comprehensive dashboard to evaluate All Flash FAS performance automatically and troubleshoot issues to maintain optimal system operation.

•	NetApp Expands Solutions and Services in Support of Hybrid Cloud Strategy:

-
The New AltaVault™ Solutions and Services Help Customers Unlock Cloud Economics. NetApp AltaVault, cloud-integrated storage solutions and services, provides customers with the ability to backup data quickly to any cloud at up to 90% less cost than on-premises solutions. AltaVault supports NetApp’s vision for hybrid cloud data management, which gives customers the confidence that, no matter where their data lives, they can control, integrate, move, secure and consistently manage it.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:00 p.m. Pacific Time today.

About NetApp

Leading organizations worldwide count on NetApp for software, systems and services to manage and store their data. Customers value our teamwork, expertise and passion for helping them succeed now and into the future.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Q2 Fiscal Year 2016 Outlook section, statements about how we will address the changing industry, statements about improving our execution and statements regarding enhancing shareholder value. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general economic and market conditions, changes in U.S. government spending, revenue seasonality, foreign exchange impacts, and matters specific to our business, such as changes in storage consumption models, customer demand for and acceptance of our products and services, execution by our sales organization and our ability to continue to generate healthy operating cash flow. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted Annual Report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, AltaVault, Data ONTAP and OnCommand are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. All other marks are the property of their respective owners.

1GAAP net loss per share is calculated using the basic number of shares and excludes common stock equivalents because the impact would be anti-dilutive.

2GAAP net income per share is calculated using the diluted number of shares.

3Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal research credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com.

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal research credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods.

We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has limitations and they should not solely be used to evaluate our Company without reference to their corresponding GAAP financial measures. As such, we provide non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure Company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure Company performance for the purposes of determining employee incentive plan compensation.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31, 2015	April 24, 2015

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,950	$5,326
Accounts receivable	415	779
Inventories	193	146
Other current assets	561	522
Total current assets	6,119	6,773

Property and equipment, net	1,011	1,030
Goodwill and purchased intangible assets, net	1,091	1,117
Other non-current assets	476	481
Total assets	$8,697	$9,401

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$249	$284
Accrued expenses	592	701
Short-term deferred revenue	1,639	1,724
Total current liabilities	2,480	2,709

Long-term debt	1,488	1,487
Other long-term liabilities	302	318
Long-term deferred revenue	1,427	1,473
Total liabilities	5,697	5,987

Stockholders' equity	3,000	3,414
Total liabilities and stockholders' equity	$8,697	$9,401

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	July 31, 2015	July 25, 2014

Revenues:
Product	$664	$883
Software maintenance	248	221
Hardware maintenance and other services	423	385
Net revenues	1,335	1,489

Cost of revenues:
Cost of product	345	394
Cost of software maintenance	10	8
Cost of hardware maintenance and other services	164	149
Total cost of revenues	519	551
Gross profit	816	938

Operating expenses:
Sales and marketing	492	480
Research and development	244	228
General and administrative	79	70
Restructuring and other charges	27	-
Total operating expenses	842	778

Income (loss) from operations	(26)	160

Other income, net	4	-

Income (loss) before income taxes	(22)	160

Provision for income taxes	8	72

Net income (loss)	$(30)	$88

Net income (loss) per share:
Basic	$(0.10)	$0.27

Diluted	$(0.10)	$0.27

Shares used in net income (loss) per share calculations:
Basic	304	323

Diluted	304	329

Cash dividends declared per share	$0.180	$0.165

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	July 31, 2015	July 25, 2014

Cash flows from operating activities:
Net income (loss)	$(30)	$88
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	69	78
Stock-based compensation	77	62
Excess tax benefit from stock-based compensation	(2)	(43)
Other, net	(34)	46
Changes in assets and liabilities:
Accounts receivable	361	271
Inventories	(47)	18
Accounts payable	(33)	(62)
Accrued expenses	(119)	(227)
Deferred revenue	(121)	(26)
Changes in other operating assets and liabilities, net	8	11
Net cash provided by operating activities	129	216
Cash flows from investing activities:
Redemptions of investments, net	778	191
Purchases of property and equipment	(38)	(58)
Other investing activities, net	2	-
Net cash provided by investing activities	742	133
Cash flows from financing activities:
Issuance of common stock	19	28
Repurchase of common stock	(430)	(119)
Excess tax benefit from stock-based compensation	2	43
Issuance of long-term debt, net	-	495
Dividends paid	(54)	(53)
Other financing activities, net	(1)	(2)
Net cash provided by (used in) financing activities	(464)	392

Effect of exchange rate changes on cash and cash equivalents	(5)	-

Net increase in cash and cash equivalents	402	741
Cash and cash equivalents:
Beginning of period	1,922	2,291
End of period	$2,324	$3,032

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO and Inventory Turns)
(Unaudited)

	Q1 FY'16	Q4 FY'15	Q1 FY'15
Revenues
Product	$664	$914	$883
Software Maintenance	$248	$227	$221
Hardware Maintenance & Other Services:	$423	$399	$385
Hardware Maintenance Support Contracts	$346	$323	$303
Professional & Other Services	$77	$77	$83
Net Revenues	$1,335	$1,540	$1,489

Software Maintenance revenue was formerly called Software Entitlements & Maintenance (SEM) revenue.
Hardware Maintenance & Other Services revenue was formerly called Services revenue.

Geographic Mix
	% of Q1 FY'16 Revenue	% of Q4 FY'15 Revenue	% of Q1 FY'15 Revenue
Americas	56%	57%	56%
Americas Commercial	44%	43%	44%
U.S. Public Sector	12%	14%	12%
EMEA	31%	30%	30%
Asia Pacific	13%	13%	14%

Pathways Mix
	% of Q1 FY'16 Revenue	% of Q4 FY'15 Revenue	% of Q1 FY’15 Revenue
Direct	22%	22%	24%
Indirect	77%	78%	76%

Direct revenues are those sold through our direct sales force and, effective Q1 FY'16, include those sold to service providers. Previously, sales to service providers were included in indirect revenues. All periods presented have been recast to reflect this change in presentation. Indirect revenues include those sold through value-added resellers, system integrators, OEMs and distributors. Indirect revenue reflects order fulfillment and is not reflective of who is responsible for the customer relationship.

Non-GAAP Gross Margins
	Q1 FY'16	Q4 FY'15	Q1 FY'15
Non-GAAP Gross Margin	63.6%	62.0%	64.3%
Product	51.2%	53.4%	57.1%
Software Maintenance	96.2%	95.8%	96.3%
Hardware Maintenance & Other Services	64.1%	62.6%	62.7%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q1 FY'16	Q4 FY'15	Q1 FY'15
Non-GAAP Income from Operations	$103	$240	$237
% of Net Revenues	7.7%	15.6%	15.9%
Non-GAAP Income before Income Taxes	$107	$243	$237
Non-GAAP Effective Tax Rate	17.0%	16.7%	16.5%

Non-GAAP Net Income
	Q1 FY'16	Q4 FY'15	Q1 FY'15
Non-GAAP Net Income	$89	$202	$198
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	308	313	329
Non-GAAP Net Income per Share, Diluted	$0.29	$0.65	$0.60

Select Balance Sheet Items
	Q1 FY'16	Q4 FY'15	Q1 FY'15
Deferred Revenue	$3,066	$3,197	$3,076
DSO (days)	30	46	36
Inventory Turns	10	16	20

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q1 FY'16	Q4 FY'15	Q1 FY'15
Net Cash Provided by Operating Activities	$129	$396	$216
Purchases of Property and Equipment	$38	$37	$58
Free Cash Flow	$91	$359	$157
Free Cash Flow as % of Net Revenues	6.8%	23.3%	10.5%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY16	Q4'FY15	Q1'FY15

NET INCOME (LOSS)	$(30)	$135	$88
Adjustments:
Amortization of intangible assets	14	16	15
Stock-based compensation	77	63	62
Asset impairment	11	-	-
Restructuring and other charges	27	-	-
Income tax effect of non-GAAP adjustments	(23)	(11)	(15)
Settlement of income tax audit	13	-	47
NON-GAAP NET INCOME	$89	$202	$198

COST OF REVENUES	$519	$605	$551
Adjustments:
Amortization of intangible assets	(14)	(16)	(15)
Stock-based compensation	(8)	(5)	(6)
Asset impairment	(11)	-	-
NON-GAAP COST OF REVENUES	$486	$584	$531

COST OF PRODUCT REVENUES	$345	$441	$394
Adjustments:
Amortization of intangible assets	(14)	(15)	(14)
Stock-based compensation	(2)	(1)	(1)
Asset impairment	(5)	-	-
NON-GAAP COST OF PRODUCT REVENUES	$324	$425	$379

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$164	$154	$149
Adjustments:
Amortization of intangible assets	-	(1)	(1)
Stock-based compensation	(6)	(4)	(5)
Asset impairment	(6)	-	-
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$152	$150	$144

GROSS PROFIT	$816	$935	$938
Adjustments:
Amortization of intangible assets	14	16	15
Stock-based compensation	8	5	6
Asset impairment	11	-	-
NON-GAAP GROSS PROFIT	$849	$955	$958

SALES AND MARKETING EXPENSES	$492	$470	$480
Adjustment:
Stock-based compensation	(31)	(29)	(27)
NON-GAAP SALES AND MARKETING EXPENSES	$461	$440	$453

RESEARCH AND DEVELOPMENT EXPENSES	$244	$233	$228
Adjustment:
Stock-based compensation	(26)	(20)	(21)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$218	$213	$207

GENERAL AND ADMINISTRATIVE EXPENSES	$79	$71	$70
Adjustment:
Stock-based compensation	(12)	(9)	(8)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$67	$62	$62

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY16	Q4'FY15	Q1'FY15

RESTRUCTURING AND OTHER CHARGES	$27	$-	$-
Adjustment:
Restructuring and other charges	(27)	-	-
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$-	$-	$-

OPERATING EXPENSES	$842	$774	$778
Adjustments:
Stock-based compensation	(69)	(58)	(56)
Restructuring and other charges	(27)	-	-
NON-GAAP OPERATING EXPENSES	$746	$715	$722

INCOME (LOSS) FROM OPERATIONS	$(26)	$161	$160
Adjustments:
Amortization of intangible assets	14	16	15
Stock-based compensation	77	63	62
Asset impairment	11	-	-
Restructuring and other charges	27	-	-
NON-GAAP INCOME FROM OPERATIONS	$103	$240	$237

INCOME (LOSS) BEFORE INCOME TAXES	$(22)	$164	$160
Adjustments:
Amortization of intangible assets	14	16	15
Stock-based compensation	77	63	62
Asset impairment	11	-	-
Restructuring and other charges	27	-	-
NON-GAAP INCOME BEFORE INCOME TAXES	$107	$243	$237

PROVISION FOR INCOME TAXES	$8	$29	$72
Adjustments:
Income tax effect of non-GAAP adjustments	23	11	15
Settlement of income tax audit	(13)	-	(47)
NON-GAAP PROVISION FOR INCOME TAXES	$18	$41	$39

NET INCOME (LOSS) PER SHARE	$(0.10)	$0.43	$0.27
Adjustments:
Amortization of intangible assets	0.05	0.05	0.04
Stock-based compensation	0.25	0.20	0.19
Asset impairment	0.04	-	-
Restructuring and other charges	0.09	-	-
Income tax effect of non-GAAP adjustments	(0.08)	(0.04)	(0.04)
Settlement of income tax audit	0.04	-	0.14
NON-GAAP NET INCOME PER SHARE	$0.29	$0.65	$0.60

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q1'FY16	Q4'FY15	Q1'FY15

Gross margin-GAAP	61.1%	60.7%	63.0%
Cost of revenues adjustments	2.5%	1.3%	1.4%
Gross margin-Non-GAAP	63.6%	62.0%	64.3%

GAAP cost of revenues	$519	$605	$551
Cost of revenues adjustments:
Amortization of intangible assets	(14)	(16)	(15)
Stock-based compensation	(8)	(5)	(6)
Asset impairment	(11)	-	-
Non-GAAP cost of revenues	$486	$584	$531

Net revenues	$1,335	$1,540	$1,489

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q1'FY16	Q4'FY15	Q1'FY15

Product gross margin-GAAP	48.0%	51.7%	55.3%
Cost of product revenues adjustments	3.2%	1.8%	1.7%
Product gross margin-Non-GAAP	51.2%	53.4%	57.1%

GAAP cost of product revenues	$345	$441	$394
Cost of product revenues adjustments:
Amortization of intangible assets	(14)	(15)	(14)
Stock-based compensation	(2)	(1)	(1)
Asset impairment	(5)	-	-
Non-GAAP cost of product revenues	$324	$425	$379

Product revenues	$664	$914	$883

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q1'FY16	Q4'FY15	Q1'FY15

Hardware maintenance and other services gross margin-GAAP	61.2%	61.6%	61.4%
Cost of hardware maintenance and other services revenues adjustments	2.8%	1.0%	1.3%
Hardware maintenance and other services gross margin-Non-GAAP	64.1%	62.6%	62.7%

GAAP cost of hardware maintenance and other services revenues	$164	$154	$149
Cost of hardware maintenance and other services revenues adjustments:
Amortization of intangible assets	-	(1)	(1)
Stock-based compensation	(6)	(4)	(5)
Asset impairment	(6)	-	-
Non-GAAP cost of hardware maintenance and other services revenues	$152	$150	$144

Hardware maintenance and other services revenues	$423	$399	$385

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q1'FY16	Q4'FY15	Q1'FY15

GAAP effective tax rate	(36.4%)	17.8%	44.6%
Adjustments:
Tax effect of non-GAAP adjustments	65.5%	(1.1%)	(8.1%)
Settlement of income tax audit	(12.1%)	-%	(20.0%)
Non-GAAP effective tax rate	17.0%	16.7%	16.5%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q1'FY16	Q4'FY15	Q1'FY15
Net cash provided by operating activities	$129	$396	$216
Purchases of property and equipment	(38)	(37)	(58)
Free cash flow	$91	$359	$157

INVENTORY TURNS AND RECONCILIATION OF NON-GAAP TO GAAP
COST OF REVENUES USED IN INVENTORY TURNS
(In millions, except annualized inventory turns)

	Q1'FY16	Q4'FY15	Q1'FY15
Annualized inventory turns-GAAP	11	17	21
Cost of revenues adjustments	(1)	(1)	(1)
Annualized inventory turns-Non-GAAP	10	16	20

GAAP cost of revenues	$519	$605	$551
Cost of revenues adjustments:
Amortization of intangible assets	(14)	(16)	(15)
Stock-based compensation	(8)	(5)	(6)
Asset impairment	(11)	-	-
Non-GAAP cost of revenues	$486	$584	$531

Inventory	$193	$146	$104

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER FISCAL 2016

Second Quarter
Fiscal 2016

Non-GAAP Guidance - Net Income Per Share	$0.55 - $0.60

Adjustments of Specific Items to Net Income
Per Share for the Second Quarter Fiscal 2016:
Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.20)
Income tax effect of non-GAAP adjustments	0.05
Total Adjustments	(0.20)

GAAP Guidance - Net Income Per Share	$0.35 - $0.40